Exhibit 23.5

August 31, 2012

Consent of Expert

I hereby consent to the incorporation by reference in this Registration Statement on Form F-3 and the related Prospectus of certain information relating to the mineral reserves of Agnico-Eagle Mines Limited (the “Company”) that was prepared by, or derived from reports prepared by, me and included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2011.  I also consent to the reference to my name under the heading “Experts” in such Prospectus.

Yours very truly,

/s/ Marc Legault
Marc Legault, P.Eng.